Exhibit 10.8

SET-OFF AND CANCELLATION AGREEMENT

THIS SET-OFF AND CANCELLATION AGREEMENT is made as of January 31, 2017.

BETWEEN:

DTR LLC, a limited liability company existing under the laws of Delaware

(“DTR”)

AND:

CANADA GOOSE HOLDINGS INC., a corporation existing under the laws of the Province of British Columbia

(“CGHI”)

WHEREAS:

A.	DTR is indebted to CGHI in the amount of C$63,576,003 as evidenced by a non-interest bearing promissory note issued by DTR in favour of CGHI dated December 2, 2016 (the “DTR Note”);

B.	CGHI is indebted to DTR in the amount of C$63,576,003, as evidenced by a non-interested bearing promissory note issued by CGHI in favour of DTR dated the date hereof (the “Payment Note”);

C.

CGHI wishes to set-off the amount owing to DTR pursuant to the Payment Note against the amount owing pursuant to the DTR Note and DTR wishes to set-off the amount to CGHI pursuant to the DTR Note against the amount owing pursuant to the Payment Note, subject to the terms and conditions set out herein.

D.

DTR executed a limited recourse share pledge agreement dated December 2, 2016 (the “Pledge Agreement”) pursuant to which DTR pledged its Class D Preferred shares of CGHI to CGHI in order to secure its obligations under the DTR Note.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual agreements and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Set-Off

The amount due and owing to DTR by CGHI pursuant to the Payment Note is hereby set-off against the amount owing and due to CGHI by DTR pursuant to the DTR Note, and the parties hereto agree that such set-off constitutes and is deemed to constitute payment in full of the DTR Note and payment in full of the Payment Note.

2.	Release

(a)	CGHI hereby grants absolute and final release to DTR for the amount due to CGHI by DTR pursuant to the DTR Note, which DTR Note is hereby cancelled; and

(b)	DTR hereby grants absolute and final release to CGHI for the amount due to DTR pursuant to the Payment Note, which Payment Note is hereby cancelled.

3.	Pledge Agreement

The parties hereto agree that the Pledge Agreement shall be terminated and of no further force or effect and DTR is hereby released and discharged from all obligations, liabilities, claims and demands under or in respect of the Pledge Agreement (collectively, the “Liabilities”), other than those provisions of the Pledge Agreement and any Liabilities which pursuant to the terms of the Pledge Agreement expressly survive the expiration or termination thereof.

4.	Further Assurances

The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions.

5.	Enurement

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

6.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties submit and attorn to the jurisdiction of the courts of the Province of British Columbia

7.	Counterparts

This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

DTR LLC		CANADA GOOSE HOLDINGS INC.

Per:	/s/ Dani Reiss	Per:	/s/ Ryan Cotton
	Authorized Signatory		Authorized Signatory

		Per:	/s/ Joshua Bekenstein
Authorized Signatory

[Set-Off and Cancellation Agreement]